Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Mainz Biomed N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity security	Ordinary shares, nominal value €0.01 per share			(1)
	Equity security	Preferred shares, nominal value €0.01 per share			(1)
Fees Previously Paid	Equity security	Warrants			(1)
	Others	Units			(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)		US$150,000,000	(2)	US$110.20 per US$1,000,000	US$16,530	(2)

	Total Offering Amounts						US$150,000,000	(2)		US$16,530	(2)
	Total Fees Previously Paid									-
	Total Fee Offsets
	Net Fee Due									US$16,530	(2)

(1)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.